Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

SpringBig Holdings, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	(1)	Other	5,656,323	$0.0320	$181,002.34	0.0001531	$27.72

Total Offering Amounts:							$181,002.34		27.72
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$27.72

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the plans described herein in the event of a stock dividend, stock split, reverse stock split, extraordinary dividend, extraordinary distribution, recapitalization, reorganization, merger, combination, consolidation, split-up, spin-off, combination, exchange of shares, rights offering, separation, reorganization, liquidation or similar event.

Represents additional shares of the registrant’s common stock reserved for issuance under the SpringBig Holdings, Inc. 2022 Amended and Restated Long-Term Incentive Plan (the “Incentive Plan”) pursuant to the provisions of the Incentive Plan that provide for an automatic annual increase in the number of shares reserved for issuance under the Incentive Plan. To the extent that awards outstanding under the Incentive Plan are forfeited, cancelled, surrendered or terminated without issuance of shares, the shares of common stock subject to such awards will be available for future issuance under the Incentive Plan.

Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act, solely for the purposes of calculating the registration fee and based on the average of the high and low prices of the registrant’s common stock as reported on the OTCQB® Venture Market on August 26, 2025, which date is within five business days prior to the filing of this registration statement.